EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Legend Oil and Gas, Ltd. (“Legend”) of our report dated January 6, 2012 (effective as of December 31, 2010) appearing in Amendment No 2. to the Current Report of Legend on Form 8-K/A filed on January 11, 2012.

/s/ InSite Petroleum Consultants Ltd.

Calgary, Alberta

January 13, 2012